American Stock Exchange

86 Trinity Place

New York, New York 10006

James P. Mollen

Director - Listing Qualifications

T 212 306 2391

F 212306 5359

james.mollen@amex.com

Via Facsimile and Federal Express

June 17, 2005

Mr. Daniel Beckett

Chief Financial Officer

American Water Star, Inc.

4560 S. Decatur, Suite 301

Las Vegas, NV 89103

Dear Mr. Beckett:

As you are aware, American Water Star, Inc. ("American Water Star" or the "Company") is not in compliance with certain of the American Stock Exchange's (the "Amex" or the "Exchange") continued listing standards. Specifically, the Company is not in compliance with the Amex requirements as set forth in Sections 134 and 1101 of the Amex Company Guide ("Company Guide").1 The Company failed to file with the Securities and Exchange Commission (the "SEC") its periodic report on Form 10-QSB for the period ended March 31, 2005.

Thank you for your submission dated June 8, 2005. The Exchange has completed its review of the Company's plan of compliance and supporting documentation (the "Plan") and has determined that, in accordance with Section 1009 of the Company Guide, the Plan makes a reasonable demonstration of an ability to regain compliance with the Sections 134, 1101 and 1003(d) by the end of the delinquency plan period for the filing of its periodic report on Form 10-QSB period ended March 31, 2005, which we determined to be no later than July 11, 2005 (the "Plan Period"). Therefore, at this time we are prepared to continue the listing of American Water Star subject to the following conditions:

i. The Company must make a public announcement through the news media by June 24, 2005, disclosing the fact that it is not in compliance with the continued listing standards of the Exchange and that its listing is being continued pursuant to an extension. The targeted completion date of July 11, 2005 must also be disclosed. For your convenience, we have enclosed sample press release language and a list of news services that the Company may use in connection with this disclosure.2

____________________

1 The Amex Company Guide may be accessed at www.amex.com.

2 This notice should be provided to the attention of the Amex Stock Watch Department (telephone: 212-306-8383: facsimile: 212-306-1488), and to Caroline Chin at (facsimile: 212-306-5359) at least 20 minutes prior to dissemination.

ii. Exchange Staff will review American Water Star periodically for compliance with the Plan. If the Company does not show progress consistent with the Plan, the Exchange Staff will review the circumstances and may immediately commence delisting proceedings. Additionally, please be advised that consistent with the Exchange's obligations and responsibilities as a self-regulatory organization, the Exchange Staff is authorized to initiate immediate delisting proceedings as appropriate in the public interest, notwithstanding the terms of this letter.

At the end of the Plan Period, July 1 l, 2005, American Water Star must be in compliance with the requirement to file its Form 10-QSB for the period ended March 31, 2005. Failure to regain compliance within the timeframes outlined above will likely result in the Exchange Staff initiating delisting proceedings pursuant to Section 1009 of the Company Guide.

We appreciate your attention to this matter and we look forward to continuing to work with you through this difficult time. Towards that end, it is important during this process that you continue to communicate with the Exchange on a proactive basis regarding all corporate developments. If we may be of any assistance in this matter, please do not hesitate to contact me, or Caroline Chin, Senior Analyst, at (212) 306-2384.

Please acknowledge your acceptance of the conditions outlined in this letter by signing and returning the enclosed copy of this letter by June 24, 2005.

Very truly yours,                                                                                Acknowledged and Agreed to:

/s/ James Mollen

                                                                                                        /s/ Daniel Beckett     Date: June 24, 2005

                                                                                                        Mr. Daniel Beckett

                                                                                                        Chief Financial Officer

                                                                                                        American Water Star, Inc

Enclosures